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                                                                    EXHIBIT 99.1

                         ASSISTED LIVING CONCEPTS, INC.

               PORTLAND, OREGON, OCTOBER 29, 2001 -- On October 1, 2001, Assisted Living Concepts, Inc. (AMEX:ALF), a national provider of assisted living services (the "Company"), and its wholly owned subsidiary, Carriage House Assisted Living, Inc. ("Carriage House") each filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Court") (cases no. 01-10674 and 01-10670, respectively). The Company and Carriage House are operating as debtors-in-possession, which will allow the Company and Carriage House to continue operations during their bankruptcy cases. On October 3, 2001, the Court issued an Interim Order approving debtor-in-possession financing ("DIP Facility") with Heller Healthcare Finance, Inc. ("Heller") in the principal amount of $4.4 million, on which the Company drew the initial amount of $1.0 million on October 4, 2001. On October 19, 2001, the Court issued its Final Order of the DIP Facility and also approved the Company's guaranty of the Meditrust Acquisition described below, among other things. On October 26, 2001, the Company and Carriage House filed a First Amended Plan of Reorganization and a First Amended Disclosure Statement, which amended the previous filings to account for developments in the bankruptcy cases from and after October 1, 2001 and to provide additional disclosure about certain treatment of claims against and interests in the debtors. A copy of the First Amended Plan of Reorganization and a First Amended Disclosure Statement filed with the Court may be obtained from the Court's website at www.deb.uscourts.gov.

               On October 24, 2001, the Company, through its wholly-owned subsidiary Texas ALC Partners, L.P. ("Texas ALC"), acquired for a total cash consideration of $ 23.5 million sixteen assisted living residence properties previously leased by Texas ALC from T and F Properties, L.P. (the "Meditrust Properties" and the acquisition by Texas ALC, the "Meditrust Acquisition"). The Meditrust Acquisition is pursuant to the exercise of an option granted by T and F Properties, L.P. to Texas ALC on September 25, 2001. The Meditrust Acquisition is financed by an existing debt facility of certain subsidiaries of the Company with Heller, which was amended on October 3, 2001 to include the financing of the Meditrust Acquisition (as amended, the "Heller Loan Agreement"). In connection with the Meditrust Acquisition, Texas ALC has become a borrower under the Heller Loan Agreement pursuant to a joinder thereof and the Meditrust Properties serve as collateral for repayment of the Heller Loan Agreement and the DIP Facility.

               On October 25, 2001, the Company was notified that the Securities and Exchange Commission granted the application filed by the American Stock Exchange (AMEX) to strike the Company's common stock and its two series of convertible subordinated debentures from listing and registration on AMEX effective as of the opening of business on October 26, 2001. The Company may seek to have its common stock quoted on the OTC Bulletin Board. Historically, the OTC Bulletin Board has been a less developed market providing lower trading volume than the national securities exchanges and NASDAQ. However, there is no guarantee


                             Exhibit 99.1 -- Page 1


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that the Company will attempt to have or succeed in having its common stock quoted on the OTC Bulletin Board.

               This press release and statements made by or on behalf of Assisted Living Concepts relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by risks and uncertainties, including, but not limited to, the Company's ability to complete the restructuring in a timely fashion, the likelihood that the Company's securities will trade on the OTC Bulletin Board, the Company's ability to control costs and improve operating margins, the degree to which the Company's future operating results and financial condition will be affected by any litigation, the possibility that the Company will experience a decrease in occupancy in its residences, which would adversely affect residence revenues and operating margins, the Company's ability to operate our residences in compliance with evolving regulatory requirements, the degree to which the Company's future operating results and financial condition may be affected by a reduction in Medicaid reimbursement rates, and other risks described in the Company's filings with the Securities and Exchange Commission. The inability of the Company to implement the Prenegotiated Plan under Chapter 11 of the U.S. Bankruptcy Code (or any significant delay in effecting such restructuring) could have a material adverse affect upon the Company. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT INFORMATION:

Wm. James Nicol, Chairman, President and Chief Executive Officer
(503) 252-6233

Drew Q. Miller, Senior Vice President, Chief Financial Officer and Treasurer
(503) 408-5293


                                    Exhibit 99.1 -- Page 2